AGREEMENT AS TO POST CLOSING ITEMS


         THIS AGREEMENT AS TO POST CLOSING ITEMS (this "Agreement"), is entered into to be effective as of January 24, 1997, by and among WCH, INC., a Minnesota corporation, its successors or assigns, (the "Purchaser"), THE BARBERS, HAIRSTYLING FOR MEN & WOMEN, INC., a Minnesota corporation ("The Barbers"), WE CARE HAIR DEVELOPMENT INC., a Delaware corporation (the "Seller"), WE CARE HAIR REALTY, INC., a Delaware corporation ("WCHR"), and JOHN F. AMICO, SR., an individual residing in Florida ("Amico");

                               W I T N E S S E T H

         WHEREAS, certain parties to this Agreement entered into that certain Asset Purchase Agreement dated as of December 24, 1996 for the transfer of certain assets of the Seller, as amended by that certain First Amendment to Asset Purchase Agreement dated as of January 24, 1997, (the "Asset Purchase Agreement"); and

         WHEREAS, certain of the parties to this Agreement entered into that certain Stock Purchase Agreement dated as of January 24, 1997 for the transfer of the stock of WCHR (the "Stock Purchase Agreement"); and

         WHEREAS, the parties wish to amend, supplement and clarify the terms of the Asset Purchase Agreement and the Stock Purchase Agreement in accordance with the terms of this Agreement and provide for certain post-closing items;

         NOW THEREFORE, in consideration of the foregoing, the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties agree as follows:

         1. DEFINITIONS. Unless otherwise defined in this Agreement, all capitalized terms used in this Agreement shall have the meanings subscribed to them in the Asset Purchase Agreement and the Stock Purchase Agreement.

         2. FINANCIAL DATA. (a) The parties recognize that the Financial Data referenced in the Stock Purchase Agreement has not been delivered on the Closing Date. The Seller, Amico and WCHR agree to provide such Financial Data by February 7, 1997. The Seller, Amico and WCHR agree to indemnify the Purchaser in accordance with Section 6.2 of the Stock Purchase Agreement to the extent such Financial Data are not provided by February 7, 1997 and to the extent such Financial Data varies from the unaudited financial statements of WCHR attached hereto as Exhibit A and incorporated herein by reference. (b) The parties recognize that the unaudited portions of the Financial Data referenced in the Asset Purchase Agreement must be prepared and formatted in a fashion to match the audited financial statements contained in the Financial Data. The Seller and Amico agree to provide such unaudited financial data in a required format by February 7, 1997. The Seller and Amico agree to indemnify the Purchaser in accordance with Section 6.2 of the Asset Purchase Agreement to the extent such Financial Data are not provided by February 7, 1997.

         3. LITIGATION AND OTHER MATTERS. The Seller, Amico and WCHR acknowledge and agree that any litigation or potential litigation disclosed on any Schedule to the Asset Purchase Agreement or the Stock Purchase Agreement, including but not limited to the threatened litigation by the Arizona franchisees and by Arnold, shall be the sole and exclusive responsibility of the Seller and, regardless of such items being disclosed on a Schedule, the Purchaser and The Barbers shall be indemnified for such items in accordance with Section 6.2 of the Stock Purchase Agreement and of the Asset Purchase Agreement.

         4. MISSING DOCUMENTS. The parties acknowledge that there are certain instruments which are missing in original form as set forth on Exhibit B attached hereto and incorporated herein by reference ("Missing Documents"). The Seller and Amico agree to locate and deliver to the Purchaser an original of each Missing Document within sixty (60) days from the date hereof.

         5. CERTAIN EXCEPTIONS LISTED ON SCHEDULES. The Seller, Amico and WCHR have listed certain exceptions on schedules to the Asset Purchase Agreement and the Stock Purchase Agreement. The Seller and Amico acknowledge and agree that, regardless of such items being disclosed to the Purchaser and The Barbers, the Seller shall be solely and exclusively responsible for, and shall indemnify the Purchaser and The Barbers against in accordance with Section 6.2 of the Asset Purchase Agreement and the Stock Purchase Agreement, the following items:

                  (a) All matters disclosed on Schedule 2.8 of the Asset Purchase Agreement, and

                  (b) All matters disclosed on Schedule 2.9 of the Asset Purchase Agreement.

         6. MINIMUM NET WORTH. The Seller, Amico and WCHR agree that the Seller will not be dissolved and will maintain a net worth of not less than $200,000 for a period of at least six months commencing on the date hereof. The Seller, Amico and WCHR shall, upon request, provide such evidence of compliance with this Section 6 as the Purchaser or The Barbers may request from time to time.

         7. ADDITIONAL COLLATERAL. In addition to the remedy set forth in Sections 6.2(b) of the Asset Purchase Agreement and the Stock Purchase Agreement, and regardless of the expression within such agreements that such remedy is the sole remedy, the Seller, Amico and WCHR have, at the Closing and by this Agreement, agreed to execute and deliver to the Purchaser, simultaneously with the execution and delivery of this Agreement, a Security Agreement, and all necessary or advisable UCC financing statements related to it, granting a security interest to the Purchaser in four promissory notes to be executed in favor of the Seller by franchisees and a security interest in eight We Care Hair(R) salons, such Security Agreement to be in the form of Exhibit C attached hereto and incorporated herein by reference and to continue for a period of six (6) months. The notes shall be delivered to the Purchaser within fifteen (15) days from the date hereof.

         8. DEVELOPMENT AGENT TERMINATIONS. The Seller and Amico agree to deliver to the Purchaser written terminations of each of the Agent Agreements listed on Schedule 2.20 of the Asset Purchase Agreement within sixty (60) days from the date hereof, such terminations to be in form and content reasonably satisfactory to the Purchaser. The Seller and Amico agree to indemnify the Purchaser in accordance with Section 6.2 of the Asset Purchase Agreement to the extent such terminations are not provided within such sixty (60) day period, and in any event, shall indemnify the Purchaser for any liability or sums that may be due or may be paid to such agents under such Agent Agreements.

         9. LEASE TERMINATIONS. The Seller, Amico and WCHR agree to indemnify the Purchaser in accordance with Section 6.2 of the Stock Purchase Agreement for any liability or expense incurred by the Purchaser, including reasonable attorneys fees, in connection with any lease termination occurring on or before the first anniversary of the Closing Date because of a landlord's objection to the transfer of ownership of the stock of WCHR pursuant to the Stock Purchase Agreement.

         10. ACCOUNTING FOR ADVERTISING FUND. The Seller and Amico agree to deliver to the Purchaser an accounting, for the three (3) years prior to the Closing Date, of the We Care Hair(R) franchise advertising fund and deliver such accounting together with any funds in such franchisee advertising fund to the Purchaser within thirty-one (31) days of the Closing Date. The Purchaser shall have the right to audit such accounting. The Seller and Amico agree to indemnify the Purchaser in accordance with Section 6.2 of the Asset Purchase Agreement with respect to any errors, omissions or misappropriations of the advertising funds discovered upon such audit, as well as for any claims raised with respect to the operations of the fund prior to the Closing Date.

         11. TAX MATTERS. The Seller, Amico, and WCHR acknowledge and agree that any tax matters disclosed on any schedule to the Asset Purchase Agreement or the Stock Purchase Agreement, including but not limited to, the failure to file the Ohio tax return for 1995, as well as all other tax matters, whether scheduled or not, pertaining to the operation of the Seller or WCHR prior to the Closing Date shall be the sole and exclusive responsibility of the Seller. In addition, the Seller and Amico shall be responsible for the preparation and filing of the final S corporation tax return for WCHR for the partial year ending on the Closing Date and for the payment of all taxes related thereto.

         12. ASSIGNMENT OF WEB SITE. The Seller shall execute and deliver to the Purchaser such written instruments assigning the Seller's Web Site as maybe reasonably requested by the Purchaser.

         13. NAME CHANGE DOCUMENTS. The Seller and Amico shall deliver to Purchaser within five (5) days after the Closing Date original name change documents as required by the Asset Purchase Agreement.

         14. OBLIGATIONS TO SHAREHOLDERS. The Seller and Amico shall indemnify the Purchaser and WCHR for all obligations of WCHR owed to its shareholders as they existed immediately prior to the Closing Date. In that regard, the Seller agrees to pay its obligation of $4,182.95 to WCHR, and WCHR agrees to pay such sum to its shareholders in retirement of its debt to such shareholders, and the balance of the amount owed to shareholders shall remain in WCHR as an additional contribution to capital.

         15. NO FURTHER CHANGE. Except as amended, clarified and supplemented by this Agreement, the Asset Purchase Agreement and the Stock Purchase Agreement shall remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and effective as of the date first above written.

                                       The "Seller"

                                       WE CARE HAIR DEVELOPMENT INC.


                                       By: /s/ John F. Amico, Sr.
                                           ------------------------------------
                                               John F. Amico, Sr.
                                               Its President


                                       The "Purchaser"

                                       WCH, INC.


                                       By: /s/ Frederick A. Huggins, Jr.
                                           ------------------------------------
                                               Frederick A. Huggins, Jr.
                                               Its President


                                       "The Barbers"

                                       THE BARBERS, HAIRSTYLING FOR
                                       MEN & WOMEN, INC.


                                       By: /s/ Frederick A. Huggins, Jr.
                                           ------------------------------------
                                               Frederick A. Huggins, Jr.
                                               Its President


                                       "Amico"



                                       /s/ JOHN F. AMICO, SR.
                                       ----------------------------------------
                                       JOHN F. AMICO, SR.


                                       "WCHR"

                                       WE CARE HAIR REALTY, INC.


                                       By: /s/ John F. Amico, Sr.
                                           ------------------------------------
                                               John F. Amico, Sr.
                                               Its President